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                                                                    Exhibit h(8)

                            TRANSFER AGENCY AGREEMENT

AGREEMENT dated the 16th day of December, 2002, by and between Scudder Investment Services Company, a Delaware corporation ("Service Company"), and each Registered Investment Company listed in Exhibit A attached hereto (each a "Fund" or "Trust" or "Investment Company" as the case may be; collectively, the "Funds" or "Investment Companies").

WHEREAS, the Funds want to appoint Service Company as Transfer Agent and Dividend Disbursing Agent, and the Service Company wants to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Documents to be Filed with Appointment. In connection with the appointment of Service Company as Transfer Agent and Dividend Disbursing Agent for the Funds and Investment Companies, there will be filed with Service Company the following documents:

                  A. A certified copy of the resolutions of the Board of Trustees or Board of Directors of the Investment Companies (the "Board") appointing Service Company as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Funds.

                  B. A certified copy of the resolutions of the Board of Trustees or Board of Directors of the Funds appointing Service Company as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Funds.

                  C. A certified copy of the Funds' Articles of Incorporation, and any amendments thereto.

                  D.       A certified copy of the Bylaws of the Funds.

                  E. Copies of Registration Statements filed with the Securities and Exchange Commission.

                  F. Specimens of all forms of outstanding share certificates as approved by the Board of Trustees or Board of Directors of the Funds, with a certificate of the Secretary of the Funds as to such approval.

                  G. Specimens of the signatures of the officers of the Funds authorized to sign share certificates and individuals authorized to sign written instructions and requests on behalf of the Funds.

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                  I.       An opinion of counsel for the Funds:

                           (1) With respect to Funds' organization and existence under the laws of the governing jurisdiction where each entity was formed.

                           (2) With respect to the status of all shares of the Funds covered by this appointment under the Securities Act of 1933, and any other applicable federal or state statute.

                           (3) To the effect that all issued shares are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

2. Certain Representations and Warranties of Service Company. Service Company represents and warrants to the Funds that:

                  A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

                  B. It is duly qualified to carry on its business in the State of Missouri.

                  C. It is empowered under applicable laws and by its Certificate of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

                  D. All requisite corporate action has been taken to authorize it to enter into and perform this Agreement.

                  E. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                  F. It is, and will continue to be, registered as a transfer agent under the Securities Exchange Act of 1934.

3. Certain Representations and Warranties of the Funds. The Funds represent and warrant to Service Company that:

                  A. It is duly organized and in good standing under the laws of the jurisdiction where it was formed.

                  B. It is an investment company registered under the Investment Company Act of 1940.

                  C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of the Funds being offered for sale at any time and from time to time.

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                  D.       All requisite steps have been or will be taken to
                           register Funds' shares for sale in all applicable states, including the District of Columbia.

                  E. The Trustees of the Funds are empowered under applicable laws and by the Articles of Incorporation and Bylaws to enter into and perform this Agreement.

                  F. The Board of Directors of the Funds are empowered under applicable laws and by the Funds' Articles of Incorporation and Bylaws to enter into and perform this Agreement.

4.       Scope of Appointment.

                  A. Subject to the conditions set forth in this Agreement, the Funds hereby employs and appoints Service Company as Transfer Agent and Dividend Disbursing Agent effective the date hereof.

                  B. Service Company hereby accepts such employment and appointment and agrees that it will act as Funds' Transfer Agent and Dividend Disbursing Agent. Service Company agrees that it will also act as agent in connection with the Funds' periodic withdrawal payment accounts and other open-account or similar plans for shareholders, if any.

                  C. Service Company agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

                  D. The Funds' agree to use all reasonable efforts to deliver to Service Company in Kansas City, Missouri, as soon as they are available, all its shareholder account records.

                  E. Subject to the provisions of Sections 20 and 21 hereof, Service Company agrees that it will perform all the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and canceling share certificates, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding federal income taxes, preparing and mailing checks for disbursement of income and capital gains dividends, preparing and filing all required U.S. Treasury Department information returns for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of the Trusts' and Funds' shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and

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                           distributions in the Trusts' and Funds' shares,
                           recording redemptions of Trusts' and Funds' shares and preparing and mailing checks for payments upon redemption and for disbursements to systematic withdrawal plan shareholders.

                  F. Service Company agrees to comply with the provisions of the USA PATRIOT Act and the BSAct, as they relate to the Funds and Companies. Service Company further agrees to establish and implement an Anti-Money Laundering Program, as defined in Setion 352 of the USA PATRIOT Act. In addition to the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent set forth in this Agreement, Service Company shall perform with the USA PATRIOT Act and the BSAct, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSAct.

5.       Compensation and Expenses.

                  A. In consideration for the services provided hereunder by Service Company as Transfer Agent and Dividend Disbursing Agent, Funds' will pay to Service Company from time to time compensation as agreed upon for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by the Funds and Service Company.

                  B. The Funds agree to promptly reimburse Service Company for all reasonable out-of-pocket expenses or advances incurred by Service Company in connection with the performance of services under this Agreement including, but not limited to, postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. Service Company may, at its option, arrange to have various service providers submit invoices directly to the Fund for payment of out-of-pocket expenses reimbursable hereunder.

                  C. Service Company shall be contractually bound hereunder by the terms of any publicly announced fee cap or waiver of its fee or by the terms of any written document provided to the Funds' Board of Trustees or Board of Directors announcing a fee cap or waiver of its fee, or any limitation of the Funds' expenses, as if such fee cap, fee waiver or expense limitation were fully set forth herein.

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                  Except as provided herein, the terms and provisions
                  of the Agreement shall remain in full force and effect without amendment.

6.       Efficient Operation of Service Company System.

                  A. In connection with the performance of its services under this Agreement, Service Company is responsible for the accurate and efficient functioning of its system at all times, including:

                           (1) The accuracy of the entries in Service Company's records reflecting purchase and redemption orders and other instructions received by Service Company from dealers, shareholders, Fund or its principal underwriter.

                           (2) The timely availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from Service Company's records or data.

                           (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund.

                           (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders, Fund or other authorized persons.

                           (5) The deposit daily in Funds' appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares.

                           (6)      The requiring of proper forms of
                                    instructions, signatures and signature
                                    guarantees and any necessary documents
                                    supporting the rightfulness of transfers, redemptions and other shareholder account transactions, all in conformance with Service Company's present procedures with such changes as may be deemed reasonably appropriate by Service Company or as may be reasonably approved by or on behalf of the Funds.

                           (7) The maintenance of a current duplicate set of Fund's essential or required records, as agreed upon from time to time by Fund and Service Company, at a secure distant location, in form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

                           (8) Maintain records in compliance of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to

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                                    time, and all regulations promulgated
                                    pursuant thereto (collectively, the "USA
                                    PATRIOT ACT") and the Bank Secrecy Act, as amended, and any regulations promulgated pursuant thereto (collectively, the "BSA"), and particularly will maintain those records required to be maintained pursuant to sub paragraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any:

                           (9) Establish and implement an Anti-Money Laundering Program, as defined in Section 352 of the USA PATRIOT ACT.

7.       Indemnification.

                  A. The Funds shall indemnify and hold Service Company harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has acted in good faith, without negligence and without willful misconduct.

                  B. Service Company shall indemnify and hold Funds harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has not acted in good faith, without negligence and without willful misconduct.

                  C. In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which either party (the "Indemnifying Party") may be required to provide indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the Indemnifying Party of such assertion, and shall keep such party advised with respect to all developments concerning such claim. The Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of the claim. If the Indemnifying Party assumes control, the Indemnitee shall have the option to participate in the defense and negotiations of such claim at its own expense. The Indemnitee shall in no event confess, admit to, compromise, or settle any claim for which the Indemnifying Party may be required to indemnify it except with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

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8.       Certain Covenants of Service Company and the Funds.

                  A. All requisite steps will be taken by Funds from time to time when and as necessary to register the Funds' shares for sale in all states in which Funds' shares shall at the time be offered for sale and require registration. If at any time the Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of the Fund shares, the appropriate Fund will give prompt notice thereof to Service Company.

                  B. Service Company hereby agrees to establish and maintain facilities and procedures reasonably acceptable to Funds for safekeeping of share certificates, check forms, and facsimile signature imprinting devices. Further, Service Company agrees to carry insurance as specified in Exhibit B hereto, with insurers reasonably acceptable to Funds and in minimum accounts that are reasonably acceptable to Funds, which consent shall not be unreasonably withheld, and which will be expanded in coverage or increased in amounts from time to time if an when reasonably requested by Funds. If Service Company determines that it is unable to obtain any such insurance upon commercially reasonable terms, it shall promptly so advise the Fund in writing. In such event, Fund shall have the right to terminate this Agreement upon 30 days notice.

                  C. To the extent required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, Service Company agrees that all records maintained by Service Company relating to the services to be performed by Service Company under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund upon request.

                  D. Service Company agrees to furnish Fund semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other reasonably available financial information reasonably requested by Fund. The annual financial statements will be certified by Service Company's certified public accountants.

                  E. Service Company represents and agrees that it will use all reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use all reasonable efforts to continue to modernize and improve its system without additional cost to Fund.

                  F. Service Company will permit Funds and authorized representatives to make periodic inspections of its operations at reasonable times during business hours. All books and records required to be maintained for the Funds under the USA PATRIOT Act and the BSAct shall be made available, for inspection and copying, to the U.S. Department of Treasury's Financial Crimes Enforcement Network and the Securities and Exchange

                           Commission as may be requested pursuant to the USA PATRIOT Act and the BSAct.

                  G. If Service Company is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, equipment, utility or transmission failure or damage, and/or any other cause or casualty beyond the reasonable control of Service Company, whether similar to the foregoing matters or not, then, upon written notice to Fund, the requirements of this Agreement that are affected by such disability, to the extent so affected, shall be suspended during the period of such disability; provided, however, that Service Company shall make reasonable effort to remove such disability as soon as possible. During such period, Fund may seek alternate sources of service without liability hereunder; and Service Company will use all reasonable efforts to assist Fund to obtain alternate sources of service. Service Company shall have no liability to Fund for nonperformance because of the reasons set forth in this Section 8.G; but if a disability that, in Fund's reasonable belief, materially affects Service Company's ability to perform its obligations under this Agreement continues for a period of 30 days, then Fund shall have the right to terminate this Agreement upon 10 days written notice to Service Company.

9.       Adjustment.

                  In case of any recapitalization, readjustment or other change in the structure of the Funds, requiring a change in the form of share certificates, Service Company will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving the following:

                  A. Written instructions from the appropriate officer of the Funds.

                  B. Certified copy of any amendment to the Funds' Articles of Incorporation or other document effecting the change

                  C. Certified copy of any order or consent of each governmental or regulatory authority required by law for the issuance of the shares in the new form, and an opinion of counsel that no order or consent of any other government or regulatory authority is required.

                  D. Specimens of the new certificates in the form approved by the appropriate Board of Trustees or Board of Directors, with a certificate of the from the appropriate Secretary of the Fund to such approval.

                  E.       Opinion of counsel for Funds and Companies:

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                           (1)      With respect to the status of the shares of
                                    the Funds, in the new form under the
                                    Securities Act of 1933, and any other
                                    applicable federal or state laws.

                           (2) To the effect that the issued shares in the new form are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

10.      Share Certificates.

                  The Funds will furnish Service Company with a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of Service Company. Such certificates will be signed manually or by facsimile signatures of the appropriate officers of the Funds authorized by law and Bylaw of the appropriate Fund, and to sign share certificates and, if required, will bear the seal or facsimile thereof.

11.      Death, Resignation or Removal of Signing Officer.

                  The Funds will file promptly with Service Company written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer, all as certified by an appropriate officer of the Funds. In case any officer of Funds who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, Service Company may issue or register such share certificates as the share certificates of the Funds notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Funds in writing. In the absence of such direction, Funds will file promptly with Service Company such approval, adoption, or ratification as may be required by law.

12.      Future Amendments of Articles of Incorporation.

                  The Funds will promptly file with Service Company copies of all material amendments to its respective Articles of Incorporation and Registration Statement made after the date of this Agreement.

13.      Instructions, Opinion of Counsel and Signatures.

                  At any time Service Company may apply to any officer of the Funds for instructions, and may consult with legal counsel for the Funds, at the expense of the appropriate Funds, or with its own legal counsel at its own expense, with respect to any matter arising in connection with the agency; and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Service Company is authorized to act on the orders, directions or instructions of such persons as the Board of Trustees or Board of Directors shall from time to time designate by resolution. Service Company will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and Service Company will not be held to have notice of any change of authority of any person so authorized by the Funds until receipt of written notice thereof from the appropriate Fund. Service Company will also be protected in recognizing share certificates that it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Funds, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.

14.      Papers Subject to Approval of Counsel.

                  The acceptance by Service Company of its appointment as Transfer Agent and Dividend Disbursing Agent, and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for Service Company, which approval will not be unreasonably withheld.

15.      Certification of Documents.

                  The required copy of the Agreement and Articles of Incorporation of Funds and copies of all amendments thereto will be certified by the appropriate official of the jurisdiction where it was formed; and if such Agreement and Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer or official body, a certificate of such filing will appear on the certified copy submitted to Service Company. A copy of the order or consent of each governmental or regulatory authority required by law for the issuance of Fund shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto and copies of resolutions of the Board of Trustees or Board of Directors will be certified by the Secretary or an Assistant Secretary of the appropriate Fund.

16.      Records.

                  Service Company will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any. Service Company shall create and maintain true and complete books and records as required for the Fund by the USA PATRIOT Act and the BSA.

17.      Disposition of Books, Records and Cancelled Certificates.

                  Service Company will send periodically to Funds, or to where designated by the Secretary or an Assistant Secretary of the Funds and Companies, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not be destroyed by Funds without the consent of Service Company (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

18.      Provisions Relating to Service Company as Transfer Agent.

                  A. Service Company will make original issues of share certificates upon written request of an officer of the Funds, and upon being furnished with a certified copy of a resolution of the Board of Trustees or Board of Directors, as the case may be, authorizing such original issue, an opinion of counsel as outlined in Section 1.G or 9.E of this Agreement, the certificates required by Section 10 of this Agreement and any other documents required by Section 1 or 9 of this Agreement.

                  B. Before making any original issue of certificates, the Funds will furnish Service Company with sufficient funds to pay any taxes required on the original issue of the shares. The Funds will furnish Service Company such evidence as may be required by Service Company to show the actual value of the shares. If no taxes are payable, Service Company will upon request be furnished with an opinion of outside counsel to that effect.

                  C. Shares will be transferred and new certificates issued in transfer, or shares accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by Service Company properly endorsed for transfer or redemption, and accompanied by such documents as Service Company may deem necessary to evidence the authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable share transfer taxes. Service Company reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guarantee of signature by such persons as may from time to time be specified in the prospectus related to such shares or otherwise authorized by such Fund. Service Company also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper, unauthorized, or otherwise not rightful. Service Company may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and the Funds.

                  D. When mail is used for delivery of share certificates, Service Company will forward share certificates in "nonnegotiable" form as provided by the Funds by first class mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by Service Company.

                  E. Service Company will issue and mail subscription warrants and certificates provided by the Funds and representing share dividends, exchanges or split-ups, or act as conversion agent upon receiving written instructions from any officer of the appropriate Fund, and such other documents as Service Company deems necessary.

                  F. Service Company will issue, transfer, and split-up certificates upon receiving written instructions from an officer of the Fund, and such other documents as Service Company may deem necessary.

                  G. Service Company may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken, upon receiving indemnity satisfactory to Service Company, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Any such issuance shall be in accordance with the provisions of law governing such matter and any procedures adopted by the Board of Trustees or Board of Directors of the appropriate Fund which Service Company has notice.

                  H. Service Company will supply shareholder's list properly certified by an officer of Service Company for any Fund shareholder meeting. The Service Company will also supply lists at such other times as may be reasonably requested by an officer of the Funds.

                  I. Upon receipt of written instructions of an officer of the Funds, the Service Company will address and mail notices to Fund shareholders.

                  J. In case of any request or demand for the inspection of the share books of Fund any other books of Fund in the possession of Service Company, including a request from FinCEN or the SEC under Paragraph F of
                           Section 8 hereof, Service Company will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. Service Company reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.

19.      Provisions Relating to Dividend Disbursing Agency.

                  A. Service Company will, at the expense of the appropriate Fund, provide a special form of check containing the imprint of any device or other matter desired by the Fund. Said checks must, however, be of a form and size convenient for use by Service Company.

                  B. If the Funds want to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to Service Company within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the appropriate Fund.

                  C. If the Funds want distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to Service Company, but the size and form of said envelopes will be subject to the approval of Service Company. If stamped envelopes are used, they must be furnished by Funds; or, if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Funds.

                  D. Service Company will maintain one or more deposit accounts as agent for Funds, into which the funds for payment of dividends, dstributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

20.      Termination of Agreement.

                  A. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other party.

                  B. The Funds, in addition to any other rights and remedies, shall have the right to terminate this Agreement upon the occurrence at any time of any of the following events:

                           (1) Any interruption or cessation of operations by Service Company or its assigns which materially interferes with the business operation of the Funds.

                           (2) The bankruptcy of Service Company or its assigns or the appointment of a receiver for Service Company or its assigns.

                           (3) Any merger, consolidation or sale of substantially all the assets of Service Company or its assigns.

                           (4) The acquisition of a controlling interest in Service Company or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist.

                           (5) Failure by Service Company or its assigns to perform its duties in accordance with this Agreement, which failure materially adversely affects the business operations of the Funds, and which failure continues for thirty (30) days after written notice from Fund.

                           (6) The registration of Service Company or its assigns as a transfer agent under the Securities Exchange Act of 1934 is revoked, terminated or suspended for any reason.

                  C. In the event of termination, the Funds will promptly pay Service Company all amounts due to Service Company hereunder. Upon termination of this Agreement, Service Company shall deliver all shareholder and account records pertaining to the Funds as directed in writing by each Fund.

21.      Assignment.

                  A. Neither this Agreement nor any rights or obligations hereunder may be assigned by Service Company without the written consent of the Funds. In the event that any duties under this Agreement are assigned pursuant to the terms of this Section 19, the Service Company shall not be relieved of any of its obligations under this Agreement.

                  B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                  C. Service Company is authorized by Funds to use the system services of DST Systems, Inc. and the system and other services, including data entry, of Administrative Management Group, Inc.

22.      Confidentiality.

                  A. Except as provided in the last sentence of Section 18.J hereof, or as otherwise required by law, Service Company will keep confidential all records of and information in its possession relating to the Funds or Companies or their respective shareholders, and will not disclose the same to any person except at the request or with the consent of the Funds or Companies.

                  B. Except as otherwise required by law, Funds will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with Service Company) and all manuals, systems and other technical information and data, not publicly disclosed, relating to Service Company's operations and programs furnished to it by Service Company pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of Service Company. Notwithstanding anything to the contrary in this subsection B, if an attempt is made pursuant to subpoena or other legal process to require the Funds to disclose or produce any of the aforementioned manuals, systems or other technical information and data, the Funds shall give Service Company prompt notice thereof, prior to disclosure or production, so that Service Company may, at its expense, resist such attempt.

23.      Survival of Representations and Warranties.

                  All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

24.      Miscellaneous.

                  A. This Agreement is executed and delivered in the State of New York and shall be governed by the laws of said state (except as related to matter under Section 24.G hereof which shall be governed by the laws of the governing jurisdiction where each entity was formed).

                  B. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

                  C. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  D. This Agreement shall become effective as of the date hereof.

                  E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  F. If any part, term or provision of this Agreement is held by the courts to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                  G. All parties hereto are expressly put on notice of Funds' respective Articles of Incorporation, which is on file with the governing body for the jurisdiction where the Funds were formed, and such shareholder, director and trustee liability limitations. This Agreement has been executed by, and on behalf of, each Fund representatives, acting in capacity as a representative of such Fund, and not in an individually capacity. Accordingly, the obligations of the Funds are not binding upon any trustee, director, officers or shareholders of the Fund, but are binding upon only the assets and property of Funds. With respect to any claim by Service Company for recovery of that portion of the compensation and expenses (or any other liability of the Funds arising hereunder) allocated to a particular Fund, whether in accordance with the express terms hereof or otherwise, Service Company shall have recourse solely against the assets of that Fund to satisfy such claim, and shall have no recourse against the assets of any other Fund.

                  H. This Agreement, together with the any Fee Schedule, is the entire contract between the parties and supersedes all prior agreements between the parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

                                    FUNDS/INVESTMENT COMPANIES

                                    By:      /s/ Bruce Rosenblum
                                             -------------------
                                    Name:    Bruce Rosenblum
                                    Title:   Assistant Secretary
ATTEST:

-----------------------------
Name:
Title:
                                    SCUDDER INVESTMENTS SERVICE COMPANY

                                    By:      /s/ William Glavin
                                             --------------------------
                                    Name:    William Glavin
                                    Title:   President
ATTEST:

-----------------------------
Name:
Title:

                                                                       EXHIBIT A

                PARTIES TO THE FORM OF TRANSFER AGENCY AGREEMENT
                             As Amended May 1, 2003

BT INVESTMENT FUNDS, and its series:
         Cash Management Fund Investment
         Tax Free Money Fund Investment
         NY Tax Free Money Fund Investment
         Treasury Money Fund Investment
         International Equity Fund - Class A, B and C and Investment Class
         Mid Cap Fund - Class A, B, and C, Investment Class and Institutional
           Class
         Lifecycle Long Range Fund - Investment Class
         Lifecycle Mid Range Fund - Investment Class Lifecycle Short Range Fund
          - Investment Class
         Small Cap Fund - Class A, B and C and Investment Class PreservationPlus Income Fund
BT ADVISOR FUNDS, and its series:
         EAFE Equity Index Fund - Premier Class
         US Bond Index Fund - Premier Class
BT PYRAMID MUTUAL FUNDS, and its series:
         Money Market Fund - Investment Class
         Equity 500 Index Fund - Investment Class
         Asset Management Fund - Premier Class
         PreservationPlus Fund - Investment Class and Institutional Class
BT INSTITUTIONAL FUNDS, and its series:
         Cash Management Fund - Institutional Class
         Cash Reserves Fund - Institutional Class
         Treasury Money Fund - Institutional Class
         International Equity Fund - Institutional Class I and Institutional Class II Equity 500 Index Fund - Premier Class Liquid Assets Fund
          - Institutional Class
         Daily Assets Fund - Institutional Class
         Treasury and Agency Fund - Institutional Class
BT INVESTMENT PORTFOLIOS, and its series:
         Liquid Assets Portfolio
         Asset Management Portfolio II
         Asset Management Portfolio III
         US Bond Index Portfolio
         EAFE(R)Equity Index Portfolio
         PreservationPlus Portfolio
         PreservationPlus Income Portfolio

CASH MANAGEMENT PORTFOLIO
TREASURY MONEY PORTFOLIO
INTERNATIONAL EQUITY PORTFOLIO
EQUITY 500 INDEX PORTFOLIO
ASSET MANAGEMENT PORTFOLIO
MORGAN GRENFELL INVESTMENT TRUST, and its series:
         International Select Equity Fund - Class A, B and C, Premier Class,
           Investment Class, Institutional Class
         European Equity Fund - Class A, B and C, Investment Class,
           Institutional Class
         Emerging Markets Debt Fund - Institutional Class
         Fixed Income Fund - Class A, B and C, Investment Class,
           Institutional Class
         Municipal Bond Fund - Investment Class, Institutional Class
         Short Duration Fund (f/k/a Short-Term Fixed Income Fund)
           - Institutional Class
         Short-Term Municipal Bond Fund - Investment Class, Institutional Class High Income Plus Fund - Premier Class, Investment Class,
            Institutional Class
         Micro Cap Fund - Investment Class, Institutional Class
         Total Return Bond Fund
DEUTSCHE ASSET MANAGEMENT VIT FUNDS, and its series:
         Scudder Real Estate Securities Portfolio - Class A and B
DEUTSCHE BANK ALEX. BROWN CASH RESERVE FUND, Inc., and its series:
         Prime Series - Class A, B and C, Quality Class, Prime Shares
           and Institutional
         Prime Shares
         Treasury Series - Treasury Shares and Institutional Treasury Shares Tax-Free Series - Tax-Free Shares and Institutional Tax-Free Shares
FLAG INVESTORS COMMUNICATIONS FUND, Inc. - Class A, B and C,
  Institutional Class
FLAG INVESTORS VALUE BUILDER FUND, INC. - Class A, B and C, Institutional Class FLAG INVESTORS EQUITY PARTNERS FUND, INC. - Class A, B and C,
  Institutional Class
RREEF REAL ESTATE FUND, INC. (closed-end fund) - Common and Preferred Shares SCUDDER RREEF SECURITIES TRUST, and its series:
         RREEF Real Estate Securities Fund - Class A, B and C,
           Institutional Class
DEUTSCHE INVESTORS FUNDS, INC., and its series:
         Top 50 US Fund - Class A, B and C
         Japanese Equity Fund - Class A, B, C and S
         Global Biotechnology Fund - Class A, B and C
DEUTSCHE INVESTORS PORTFOLIOS TRUST, and its series:
         Top 50 US Portfolio
         Japanese Equity Portfolio

                                                                       EXHIBIT B

                               INSURANCE COVERAGE

DESCRIPTION OF POLICY:

Brokers Blanket Bond, Standard Form 14
Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

Errors and Omissions Insurance
Covering replacement of destroyed records and computer errors and omissions.

Special Forgery Bond
Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.

Mail Insurance (applies to all full service operations)
Provides indemnity for the following types of securities lost in the mails:
         Non-negotiable securities mailed to domestic locations via registered mail.
         Non-negotiable securities mailed to domestic locations via first-class or certified mail.
         Non-negotiable securities mailed to foreign locations via registered mail.
         Negotiable securities mailed to all locations via registered mail.